                                  EXHIBIT 99.2


                                HEALTHSTAR CORP.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                December 31, 2000
                                   (Unaudited)


The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheets of HealthStar as of December 31, 2000 and of M2 as of February 28, 2001, assuming the companies had been combined as of December 31, 2000, on a purchase accounting basis.


                                                     HealthStar        M2 Ltd.                      Pro Forma        Pro Forma
                                                     Historical      Historical         Total       Adjustments        Combined
                                                     ----------      ----------         -----       -----------       ---------
ASSETS
    Cash and cash equivalents                       $ 6,116,411      $  (51,096)    $ 6,065,315     $                 $ 6,065,315
    Accounts receivable, net                                  0         425,450         425,450                           425,450
    Other current assets                                      0         333,103         333,103                           333,103
                                                    -----------      ----------     ------------    ----------        -----------
          Total current assets                        6,116,411         707,457       6,823,868                         6,823,868
    Property and equipment, net                           2,184         116,546         118,730                           118,730
    Goodwill                                                  0               0               0      2,770,476  (a)     2,770,476
    Other assets                                         10,000          11,353          21,353                            21,353
                                                    -----------      ----------     ------------    ----------        -----------
       Total assets                                 $ 6,128,595      $  835,356     $ 6,963,951     $2,770,476        $ 9,734,427
                                                    ===========      ==========     ===========     ==========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
    Accounts payable and accrued expenses           $   137,937      $  517,128     $   655,065     $                 $   655,065
    Notes payable                                             0          91,048          91,048                            91,048
    Current portion of long-term debt                         0           5,765           5,765                             5,765
    Other current liabilities                                 0         293,459         293,459        250,000  (d)       543,459
                                                    -----------      ----------     ------------    ----------        -----------
       Total current liabilities                        137,937         907,400       1,045,337        250,000          1,295,337
Long-term debt, less current portion                          0         305,932         305,932                           305,932
                                                    -----------      ----------     ------------    ----------        -----------
       Total liabilities                                137,937       1,213,332       1,351,269        250,000          1,601,269
                                                    -----------      ----------     ------------    ----------        -----------
SHAREHOLDERS' EQUITY
    Common stock                                          4,346          66,200          70,546        (66,200) (b)         6,846
                                                                                                         2,500  (c)
    Additional paid in capital                        9,196,428         513,522       9,709,950       (513,522) (b)    11,336,428
                                                                                                     2,140,000  (c)
    Retained earnings (accumulated deficit)          (3,210,116)       (957,698)     (4,167,814)       957,698  (b)    (3,210,116)
                                                    -----------      ----------     ------------    ----------        -----------
       Total shareholders' equity                     5,990,658        (377,976)      5,612,682      2,520,476          8,133,158
                                                    -----------      ----------     ------------    ----------        -----------
       Total liabilities and shareholders' equity   $ 6,128,595      $  835,356     $ 6,963,951     $2,770,476        $ 9,734,427
                                                    ===========      ==========     ===========     ==========        ===========


                See accompanying notes to the unaudited pro forma condensed combined balance sheet.

                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED COMBINED BALANCE SHEET



1.     BASIS OF PRESENTATION
       ---------------------

       The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition, accounted for as a purchase business combination, as if it occurred on December 31, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet is based on the historical statements of financial position of HealthStar and M2 as of December 31, 2000 and February 28, 2001, respectively.

       The Unaudited Pro Forma Condensed Combined Balance Sheet should be read in conjunction with the historical financial statements of HealthStar and of M2 and the related notes thereto. Such Unaudited Pro Forma Condensed Combined Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred if the acquisition had been consummated as of the date for which the pro forma financial information is presented, nor is it necessarily indicative of the future financial position of the combined company.

2.     PRO FORMA ASSUMPTIONS
       ---------------------

       Under the purchase business combination method of accounting, the assets and liabilities of the acquired company are recorded at their respective fair values as of the date of the acquisition and added to those of the acquiring company. Accordingly, total assets in the amount of $835,356 and total liabilities of $1,213,332 were recorded by HealthStar. The excess of the purchase price over the fair value of the net assets acquired, $2,770,476, has been allocated to goodwill.

       Assuming the transaction had occurred on December 31, 2000, the preliminary allocation of the purchase price to the historical net book values of the acquired assets and assumed liabilities of M2 would have been as follows:

              Value of HealthStar common shares issued
                 (exclusive of escrow shares)                                                   $2,142,500
              Estimated transaction costs                                                          250,000
                                                                                                ----------

                     Estimated total acquisition costs                                           2,392,500

              Add:   Liabilities assumed                                                         1,213,332
                                                                                                ----------

                     Fair value of common shares issued and
                        liabilities assumed                                                     $3,605,832
                                                                                                ==========

              Preliminary allocation to:
                 Current assets                                                                 $  707,457
                 Property and equipment                                                            127,899
                 Goodwill                                                                        2,770,476
                                                                                               -----------

                                                                                                $3,605,832
                                                                                                ==========

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED COMBINED BALANCE SHEET (CONTINUED)



2.     PRO FORMA ASSUMPTIONS (Continued)
       ---------------------------------

       The 2.5 million shares of HealthStar common stock issued to effect the acquisition were valued at $0.857 per share, which is based upon HealthStar's stock price, as reduced by a 10% discount to reflect both the restricted nature of and the large block of shares issued, for a short period just before and after HealthStar and M2 reached agreement and announced the acquisition.

       The 1.5 million shares of HealthStar common stock placed in escrow pending M2 achieving certain financial targets will be valued at the average price of the shares over a period surrounding the date at which the escrow shares are either issued or, in the opinion of HealthStar, it becomes probable that M2 will achieve the financial targets. At such time, the value of such escrow shares will be added to the purchase consideration and allocated to goodwill and amortized over its remaining estimated life. Should M2 not achieve the financial benchmarks, the escrow shares will be canceled.

3.     PRO FORMA ADJUSTMENTS
       ---------------------

       The pro forma financial information reflects the following adjustments:

              a) To record the preliminary allocation of the purchase price to goodwill.
              b)    To eliminate M2 shareholders' equity accounts.
              c) To record the issuance of 2.5 million shares of HealthStar common stock.
              d)    To record estimated transaction costs.

       The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of an analysis to determine the fair values of M2's tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein. Any decrease in the net fair value of the assets and liabilities of M2 as compared to the information shown herein will have the effect of increasing the amount of the purchase price allocable to goodwill.